SECURITIES AND EXCHANGE COMMISSION



                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                November 15, 2002
                (Date of Report, date of earliest event reported)



                                   VALHI, INC.
             (Exact name of Registrant as specified in its charter)



            Delaware                       1-5467                 87-0110150
         (State or other                 (Commission            (IRS Employer
         jurisdiction of                 File Number)           Identification
         incorporation)                                               No.)



5430 LBJ Freeway, Suite 1700, Dallas, TX                            75240-2697
(Address of principal executive offices)                            (Zip Code)



                                 (972) 233-1700
              (Registrant's telephone number, including area code)



             (Former name or address, if changed since last report)

Item 5: Other Events

     As previously reported, Valhi, Inc. (the "Company") adopted Statement of Financial Accounting Standards ("SFAS") No. 142, effective January 1, 2002. Under SFAS No. 142, goodwill, including goodwill arising from the difference between the cost of an investment accounted for by the equity method and the amount of the underlying equity in net assets of such equity method investee ("equity method goodwill"), is no longer amortized on a periodic basis.

     Also as previously reported, the Company also adopted SFAS No. 145 effective April 1, 2002. SFAS No. 145, among other things, eliminated the prior requirement that all gains and losses from the early extinguishment of debt were to be classified as an extraordinary item. Upon adoption of SFAS No. 145, gains and losses from the early extinguishment of debt are now classified as an extraordinary item only if they meet the "unusual and infrequent" criteria contained in Accounting Principles Board Opinion ("APBO") No. 30. In addition, upon adoption of SFAS No. 145, all gains and losses from the early extinguishment of debt that had previously been classified as an extraordinary item are to be reassessed to determine if they would have met the "unusual and infrequent" criteria of APBO No. 30; any such gain or loss that would not have met the APBO No. 30 criteria is retroactively reclassified and reported as a component of income before extraordinary item. The Company has concluded that all of its previously-recognized gains and losses from the early extinguishment of debt that occurred on or after January 1, 1998 would not have met the APBO No. 30 criteria for classification as an extraordinary item, and accordingly such previously-reported gains and losses from the early extinguishment of debt have been retroactively reclassified and are now reported as a component of income before extraordinary item.

     The Company is filing its Consolidated Financial Statements for the years ended December 31, 1999, 2000 and 2001, attached as Exhibit 99.1 to this Current Report and incorporated herein by reference, so that this Current Report (including such Consolidated Financial Statements) may be incorporated by reference into a Registration Statement on Form S-4 which the Company plans to file with the Securities and Exchange Commission in connection with the Company's previously-reported proposed merger with Tremont Corporation. As a result of the Company's adoption of SFAS No. 142 effective January 1, 2002, and the Company's adoption of SFAS No. 145 effective April 1, 2002, the attached Consolidated Financial Statements differ from the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. The attached Consolidated Financial Statements:

o Include certain disclosures regarding what the Company's consolidated net income, and related per share amounts, would have been for the years ended December 31, 1999, 2000 and 2001 if the goodwill amortization included in the Company's reported net income for such years had not been recognized, and
o Reclassify a loss on the early extinguishment of certain indebtedness in the year ended December 31, 2000, previously reported as an extraordinary item, to be a component of income before extraordinary item (such reclassification having no effect on the Company's net income in such year).


Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits

             (c)  Exhibit

             Item No.              Exhibit Index
             ----------            ----------------------------------------
             23.1                  Consent of PricewaterhouseCoopers LLP

             99.1 Consolidated Financial Statements for the years ended December 31, 1999, 2000 and 2001

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      VALHI, INC.
                                     (Registrant)




                              By:    /s/ Bobby D. O'Brien
                                     ----------------------------
                                     Bobby D. O'Brien
                                     Vice  President,
                                      Chief  Financial   Officer  and
                                      Treasurer




Date:  November 15, 2002